Exhibit 99.1

Bank of Hawaii Corporation Second Quarter 2012 Financial Results

•                  Diluted Earnings Per Share $0.90

•                  Net Income $40.7 Million

•                  Board of Directors Declares Dividend of $0.45 Per Share

•                  Board of Directors Increases Repurchase Authorization by $75.0 Million

FOR IMMEDIATE RELEASE

HONOLULU, HI (July 23, 2012) — Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.90 for the second quarter of 2012, down from $0.95 in the previous quarter, and up from $0.74 in the same quarter last year.  Net income for the second quarter of 2012 was $40.7 million, a decrease of $3.1 million or 7.0 percent compared with net income of $43.8 million in the first quarter of 2012, and up $5.6 million or 15.9 percent from net income of $35.1 million in the second quarter of 2011.

Loan and lease balances increased to $5.7 billion during the second quarter of 2012, up 1.3 percent compared with the end of the first quarter of 2012 and up 6.0 percent compared with the end of the same quarter last year.  Deposit growth continued, increasing to $11.5 billion at June 30, 2012.  The allowance for loan and lease losses declined to $132.4 million and currently represents 2.34 percent of outstanding loans and leases.

“Bank of Hawaii Corporation continued to perform well in the second quarter of 2012,” said Peter Ho, Chairman, President and CEO.  “Loan balances continued to grow and deposits remained strong.  The net interest margin declined however due to continuing low interest rates.  We remain committed to risk and expense management and were pleased to see continued improvement in these areas in the second quarter.”

The return on average assets for the second quarter of 2012 was 1.19 percent, down from 1.29 percent in the previous quarter, and up from 1.09 percent for the same quarter last year.  The return on average equity for the second quarter of 2012 was 16.19 percent compared with 17.26 percent for the first quarter of 2012 and 13.86 percent in the second quarter of 2011. The efficiency ratio for the second quarter of 2012 was 56.77 percent, an improvement from 58.35 percent in the previous quarter and 63.81 percent in the same quarter last year.

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For the six month period ended June 30, 2012, net income was $84.6 million, up from net income of $77.5 million for the same period last year.  Net income in the first half of 2011 included net gains of $6.1 million on the sales of investment securities which was offset by a litigation settlement of $9.0 million.  Diluted earnings per share were $1.85 for the first half of 2012, up from diluted earnings per share of $1.62 for the first half of 2011.  The year-to-date return on average assets was 1.24 percent, up from 1.21 percent for the same six months in 2011.  The year-to-date return on average equity was 16.73 percent, up from 15.36 percent for the six months ended June 30, 2011.  The efficiency ratio for the first half of 2012 was 57.57 percent compared with 59.84 percent in the same period last year.

Financial Highlights

Net interest income, on a taxable equivalent basis, for the second quarter of 2012 was $97.9 million, down $2.1 million from net interest income of $100.0 million in the first quarter of 2012 and essentially flat with the second quarter of 2011.  Net interest income for the first half of 2012 was $197.9 million compared with net interest income of $198.0 million for the first half of 2011.  Analyses of the changes in net interest income are included in Tables 8a, 8b, and 8c.

The net interest margin was 2.98 percent for the second quarter of 2012, an 8 basis point decrease from the net interest margin of 3.06 percent in the first quarter of 2012 and an 18 basis point decrease from 3.16 percent in the second quarter of 2011.  The net interest margin for the first six months of 2012 was 3.02 percent compared with 3.20 percent for the same six-month period last year primarily due to increased levels of liquidity and lower yields on loans and investment securities.

Results for the second quarter of 2012 included a provision for credit losses of $0.6 million, or $3.2 million less than net charge-offs.  The provision for credit losses during the first quarter of 2012 was $0.4 million, or $3.0 million less than net charge-offs.  The provision for credit losses during the second quarter of 2011 was $3.6 million, or $2.4 million less than net charge-offs.

Noninterest income was $46.8 million for the second quarter of 2012, a decrease of $1.2 million compared with noninterest income of $48.1 million in the first quarter of 2012, and a decrease of $2.6 million compared with noninterest income of $49.5 million in the second quarter of 2011.  Mortgage banking continues to be strong and produced income of $7.6 million in the second quarter of 2012 compared with $5.1 million in the first quarter of 2012 and $2.7 million in the second quarter last year.  There were no significant nonrecurring noninterest income items during the second quarter of 2012 and 2011. Noninterest income in the first quarter of 2012 included a gain of $3.5 million on the early termination of leveraged leases for two cargo ships and a loss of $1.0 million on the sale and termination of an aircraft lease.  Noninterest income for the first half of 2012 was $94.9 million compared with noninterest income of $103.4 million for the first half of 2011.

Noninterest expense was $80.7 million for the second quarter of 2012, down $4.5 million from noninterest expense of $85.2 million in the first quarter of 2012, and down $13.0 million from noninterest expense of $93.8 million in the same quarter last year.  There were no significant nonrecurring noninterest expense items during the second quarter of 2012.  Noninterest expense in the first quarter of 2012 included an expense of $1.2 million related to the final phase of a refresh of the Company’s personal computers.  Noninterest expense in the second quarter of 2011 included a litigation settlement of $9.0 million related to overdraft claims.  Noninterest expense for the first

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half of 2012 was $166.0 million, a decrease of $13.9 million compared with noninterest expense of $179.9 million for the first half of 2011.  An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

The effective tax rate for the second quarter of 2012 was 33.04 percent compared with 27.55 percent in the previous quarter and 29.12 percent during the same quarter last year.  The lower effective tax rate in the first quarter of 2012 was due to a $2.7 million credit related to the early termination of leveraged leases.  The lower effective tax rate for the second quarter of 2011 was primarily due to the release of reserves related to the closing of Internal Revenue Service audits.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Selected financial information for the business segments is included in Tables 13a and 13b.

Asset Quality

The Company’s overall asset quality remained strong during the second quarter of 2012 and reflects the improving Hawaii economy.  Total non-performing assets were $41.5 million at June 30, 2012, up slightly from $41.4 million at March 31, 2012.  Non-performing assets continue to be impacted by the lengthy judiciary foreclosure process for residential mortgage loans.  As a percentage of total loans and leases and foreclosed real estate, non-performing assets were 0.73 percent at June 30, 2012, down slightly from 0.74 percent at March 31, 2012 and up from 0.64 percent at June 30, 2011.

Accruing loans and leases past due 90 days or more were $7.2 million at June 30, 2012, down from $10.1 million at March 31, 2012 and $7.8 million at June 30, 2011.  Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $31.1 million at June 30, 2012 and was primarily comprised of residential mortgage loans with lowered monthly payments to accommodate the borrowers’ financial needs for a period of time.  More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.

Net loans and leases charged off during the second quarter of 2012 were $3.8 million or 0.27 percent annualized of total average loans and leases outstanding.  Loan and lease charge-offs of $5.9 million during the quarter were partially offset by recoveries of $2.1 million.  Net charge-offs in the first quarter of 2012 were $3.4 million, or 0.24 percent annualized of total average loans and leases outstanding, and were comprised of $7.8 million in charge-offs partially offset by recoveries of $4.4 million.  Net charge-offs during the second quarter of 2011 were $6.0 million or 0.45 percent annualized of total average loans and leases outstanding, and were comprised of $9.0 million in charge-offs partially offset by recoveries of $3.0 million.  Net charge-offs in the first half of 2012 were $7.1 million, or 0.26 percent annualized of total average loans and leases outstanding compared with net charge-offs of $10.7 million , or 0.40 percent annualized of total average loans and leases outstanding for the first half of 2011.

The allowance for loan and lease losses was reduced to $132.4 million at June 30, 2012.  The ratio of the allowance for loan and lease losses to total loans and leases was 2.34 percent at June 30, 2012, a decrease of 8 basis points from the previous quarter, commensurate with improvements in credit quality and a generally improving Hawaii economy.  The reserve for

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unfunded commitments at June 30, 2012 was unchanged at $5.4 million.  Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets increased to $13.92 billion at June 30, 2012, up from total assets of $13.76 billion at March 31, 2012 and total assets of $13.16 billion at June 30, 2011.  Average total assets were $13.75 billion during the second quarter of 2012, up from $13.68 billion during the previous quarter and $12.97 billion during the same quarter last year.

The total investment securities portfolio totaled $7.07 billion at June 30, 2012, down from $7.25 billion at March 31, 2012, and up from $6.62 billion at June 30, 2011.  The portfolio remains largely comprised of securities issued by U.S. government agencies.

Total loans and leases increased to $5.67 billion at June 30, 2012, up from total loans and leases of $5.60 billion at March 31, 2012 and $5.35 billion at June 30, 2011.  Average total loans and leases were $5.64 billion during the second quarter of 2012, up from $5.56 billion during the previous quarter, and up from $5.33 billion during the same quarter last year.  Loan and lease portfolio balances, including the higher risk loans outstanding, are summarized in Table 10.

Total deposits increased to $11.55 billion at June 30, 2012, up from total deposits of $10.62 billion at March 31, 2012 and total deposits of $9.98 billion at June 30, 2011.  The growth was primarily due to a $720.3 million increase in public time deposits, mainly the result of local government entities transferring funds from repurchase agreements to time deposits.  Average total deposits were $10.62 billion in the second quarter of 2012, up from average deposits of $10.43 billion during the previous quarter, and up from average deposits of $9.79 billion during the same quarter last year.

During the second quarter of 2012, the Company repurchased 424.9 thousand shares of common stock at a total cost of $20.0 million under its share repurchase program.  The average cost was $46.97 per share repurchased.  From the beginning of the share repurchase program initiated during July 2001 through June 30, 2012, the Company has repurchased 49.6 million shares and returned $1.8 billion to shareholders at an average cost of $36.22 per share.

The Company’s Board of Directors increased the authorization under the share repurchase program by an additional $75.0 million.  This authorization, combined with previously announced authorizations of $1.82 billion, brings the total repurchase authority to $1.90 billion.  From July 2 through July 20, 2012, the Company repurchased an additional 70.0 thousand shares of common stock at an average cost of $46.10 per share repurchased.  Remaining buyback authority under the share repurchase program was $95.8 million at July 20, 2012.

Total shareholders’ equity was $1.0 billion at June 30, 2012, up from total shareholders’ equity of $995.9 million at March 31, 2012 and essentially flat with shareholders’ equity of $1.0 billion at June 30, 2011.  The ratio of tangible common equity to risk-weighted assets was 17.57 percent at the end of the second quarter of 2012, compared with 17.62 percent at the end of the first quarter of 2012, and 18.95 percent at the end of the same quarter last year.  The Tier 1 leverage ratio at June 30, 2012 was 6.57 percent, unchanged from March 31, 2012, and down from 7.07 percent at June 30, 2011.

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The Company’s Board of Directors declared a quarterly cash dividend of $0.45 per share on the Company’s outstanding shares.  The dividend will be payable on September 17, 2012 to shareholders of record at the close of business on August 31, 2012.

Hawaii Economy

Hawaii’s economy was stable during the second quarter with continued improvement in tourism, the State’s largest industry.  For the first five months of 2012, total visitor arrivals increased by 10.0% and visitor spending increased by 16.8% compared to the same period in 2011.  The increase in visitor spending was primarily due to strong growth from international visitors.  Hotel occupancy and revenue per available room also continued to improve.  Statewide seasonally adjusted unemployment was 6.4% in June 2012, compared to 8.2% nationally.  For the first six months of 2012, the volume of single-family home sales on Oahu was relatively unchanged from the same period in 2011, while the median price of single-family homes sold was 8.7% higher compared to the same period in 2011.  Single-family home inventory on Oahu continued to shrink and was at approximately four months as of June 30, 2012.  More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its second quarter 2012 financial results today at 8:00 a.m. Hawaii Time.  The conference call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  Conference call participants located in the United States should dial 800-237-9752.  International participants should dial 617-847-8706.  Use the pass code “Bank of Hawaii” to access the call.  A replay will be available for one week beginning Monday, July 23, 2012 by calling 888-286-8010 in the United States or 617-801-6888 internationally and entering the pass code number 86421715 when prompted.  A replay will also be available via the Investor Relations link on the Company’s web site.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain “forward-looking statements”, such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights	Table 1a

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2012	2012	2011	2012	2011
For the Period:
Operating Results
Net Interest Income	$95,381	$97,948	$97,499	$193,329	$197,196
Provision for Credit Losses	628	351	3,600	979	8,291
Total Noninterest Income	46,848	48,082	49,463	94,930	103,385
Total Noninterest Expense	80,747	85,207	93,774	165,954	179,856
Net Income	40,747	43,810	35,148	84,557	77,508
Basic Earnings Per Share	0.90	0.96	0.74	1.86	1.63
Diluted Earnings Per Share	0.90	0.95	0.74	1.85	1.62
Dividends Declared Per Share	0.45	0.45	0.45	0.90	0.90

Performance Ratios
Return on Average Assets	1.19%	1.29%	1.09%	1.24%	1.21%
Return on Average Shareholders’ Equity	16.19	17.26	13.86	16.73	15.36
Efficiency Ratio (1)	56.77	58.35	63.81	57.57	59.84
Net Interest Margin (2)	2.98	3.06	3.16	3.02	3.20
Dividend Payout Ratio (3)	50.00	46.88	60.81	48.39	55.21
Average Shareholders’ Equity to Average Assets	7.36	7.46	7.84	7.41	7.85

Average Balances
Average Loans and Leases	$5,641,588	$5,563,358	$5,326,123	$5,602,473	$5,318,993
Average Assets	13,750,488	13,681,229	12,967,232	13,715,859	12,966,437
Average Deposits	10,622,420	10,430,215	9,790,349	10,526,317	9,831,809
Average Shareholders’ Equity	1,012,182	1,020,668	1,016,813	1,016,425	1,017,795

Market Price Per Share of Common Stock
Closing	$45.95	$48.35	$46.52	$45.95	$46.52
High	49.99	48.75	49.26	49.99	49.26
Low	44.02	44.08	44.90	44.02	44.32

	June 30,	March 31,	December 31,	June 30,
	2012	2012	2011	2011
As of Period End:
Balance Sheet Totals
Loans and Leases	$5,671,483	$5,598,932	$5,538,304	$5,351,473
Total Assets	13,915,626	13,759,409	13,846,391	13,161,204
Total Deposits	11,547,993	10,621,170	10,592,623	9,979,034
Long-Term Debt	28,075	30,687	30,696	30,714
Total Shareholders’ Equity	1,003,825	995,897	1,002,667	1,003,450

Asset Quality
Allowance for Loan and Lease Losses	$132,443	$135,606	$138,606	$144,976
Non-Performing Assets	41,494	41,406	40,790	34,156

Financial Ratios
Allowance to Loans and Leases Outstanding	2.34%	2.42%	2.50%	2.71%
Tier 1 Capital Ratio	16.41	16.50	16.68	17.96
Total Capital Ratio	17.67	17.76	17.95	19.23
Tier 1 Leverage Ratio	6.57	6.57	6.73	7.07
Total Shareholders’ Equity to Total Assets	7.21	7.24	7.24	7.62
Tangible Common Equity to Tangible Assets (4)	7.00	7.02	7.03	7.40
Tangible Common Equity to Risk-Weighted Assets (4)	17.57	17.62	17.93	18.95

Non-Financial Data
Full-Time Equivalent Employees	2,312	2,318	2,370	2,405
Branches and Offices	77	81	81	82
ATMs	494	498	506	508

(1)  Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).

(2)  Net interest margin is defined as net interest income, on a taxable equivalent basis, as a percentage of average earning assets.

(3)  Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.

(4) Tangible common equity, a non-GAAP financial measure, is defined by the Company as shareholders’ equity minus goodwill and intangible assets.  Intangible assets are included as a component of other assets in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures	Table 1b

	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2012	2012	2011	2011

Total Shareholders’ Equity	$1,003,825	$995,897	$1,002,667	$1,003,450
Less: Goodwill	31,517	31,517	31,517	31,517
Intangible Assets	58	71	83	108
Tangible Common Equity	$972,250	$964,309	$971,067	$971,825

Total Assets	$13,915,626	$13,759,409	$13,846,391	$13,161,204
Less: Goodwill	31,517	31,517	31,517	31,517
Intangible Assets	58	71	83	108
Tangible Assets	$13,884,051	$13,727,821	$13,814,791	$13,129,579

Risk-Weighted Assets, determined in accordance with prescribed regulatory requirements	$5,532,285	$5,473,661	$5,414,481	$5,128,368

Total Shareholders’ Equity to Total Assets	7.21%	7.24%	7.24%	7.62%
Tangible Common Equity to Tangible Assets (Non-GAAP)	7.00%	7.02%	7.03%	7.40%

Tier 1 Capital Ratio	16.41%	16.50%	16.68%	17.96%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)	17.57%	17.62%	17.93%	18.95%

Bank of Hawaii Corporation and Subsidiaries
Net Significant Income (Expense) Items	Table 2

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2012	2012	2011	2012	2011
Investment Securities Gains, Net	—	—	—	—	6,084
Gains (Losses) on Disposal of Leased Equipment	—	2,473	—	2,473	—
Decrease in Allowance for Loan and Lease Losses	3,163	3,000	2,382	6,163	2,382
PC Refresh	—	(1,163)	—	(1,163)	—
Legal Settlement Related to OD Claims	—	—	(9,000)	—	(9,000)
Significant Income (Expense) Items Before the Provision (Benefit) for Income Taxes	3,163	4,310	(6,618)	7,473	(534)
Income Taxes Impact Related to Lease Transactions	—	(2,733)	—	(2,733)	—
Income Tax Impact	1,107	293	(2,316)	1,400	(187)
Net Significant Income (Expense) Items	$2,056	$6,750	$(4,302)	$8,806	$(347)

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income	Table 3

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2012	2012	2011	2012	2011
Interest Income
Interest and Fees on Loans and Leases	$63,910	$64,691	$65,542	$128,601	$132,135
Income on Investment Securities
Available-for-Sale	16,988	17,713	23,490	34,701	61,159
Held-to-Maturity	25,054	26,413	20,553	51,467	28,186
Deposits	1	2	2	3	—
Funds Sold	119	129	297	248	548
Other	281	280	279	561	558
Total Interest Income	106,353	109,228	110,163	215,581	222,586
Interest Expense
Deposits	3,219	3,473	4,792	6,692	10,024
Securities Sold Under Agreements to Repurchase	7,250	7,304	7,338	14,554	14,379
Funds Purchased	5	5	5	10	11
Long-Term Debt	498	498	529	996	976
Total Interest Expense	10,972	11,280	12,664	22,252	25,390
Net Interest Income	95,381	97,948	97,499	193,329	197,196
Provision for Credit Losses	628	351	3,600	979	8,291
Net Interest Income After Provision for Credit Losses	94,753	97,597	93,899	192,350	188,905
Noninterest Income
Trust and Asset Management	11,195	10,918	11,427	22,113	23,233
Mortgage Banking	7,581	5,050	2,661	12,631	5,783
Service Charges on Deposit Accounts	9,225	9,591	9,375	18,816	19,307
Fees, Exchange, and Other Service Charges	12,326	12,399	16,662	24,725	31,607
Investment Securities Gains (Losses), Net	—	(90)	—	(90)	6,084
Insurance	2,399	2,278	3,210	4,677	5,981
Other	4,122	7,936	6,128	12,058	11,390
Total Noninterest Income	46,848	48,082	49,463	94,930	103,385
Noninterest Expense
Salaries and Benefits	44,037	47,024	46,800	91,061	93,582
Net Occupancy	10,058	10,516	10,476	20,574	20,803
Net Equipment	4,669	5,826	4,741	10,495	9,439
Professional Fees	2,386	2,132	2,294	4,518	4,452
FDIC Insurance	2,088	2,071	2,010	4,159	5,254
Other	17,509	17,638	27,453	35,147	46,326
Total Noninterest Expense	80,747	85,207	93,774	165,954	179,856
Income Before Provision for Income Taxes	60,854	60,472	49,588	121,326	112,434
Provision for Income Taxes	20,107	16,662	14,440	36,769	34,926
Net Income	$40,747	$43,810	$35,148	$84,557	$77,508
Basic Earnings Per Share	$0.90	$0.96	$0.74	$1.86	$1.63
Diluted Earnings Per Share	$0.90	$0.95	$0.74	$1.85	$1.62
Dividends Declared Per Share	$0.45	$0.45	$0.45	$0.90	$0.90
Basic Weighted Average Shares	45,221,293	45,709,936	47,428,718	45,465,910	47,638,752
Diluted Weighted Average Shares	45,347,368	45,875,238	47,607,814	45,610,489	47,837,778

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income	Table 4

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2012	2012	2011	2012	2011
Net Income	$40,747	$43,810	$35,148	$84,557	$77,508
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	3,387	(6,454)	19,265	(3,067)	(235)
Defined Benefit Plans	153	153	577	306	1,048
Other Comprehensive Income (Loss)	3,540	(6,301)	19,842	(2,761)	813

Comprehensive Income	$44,287	$37,509	$54,990	$81,796	$78,321

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition	Table 5

	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2012	2012	2011	2011
Assets
Interest-Bearing Deposits	$3,057	$3,333	$3,036	$4,796
Funds Sold	499,338	213,458	512,384	449,042
Investment Securities
Available-for-Sale	3,339,472	3,469,260	3,451,885	4,112,601
Held to Maturity (Fair Value of $3,828,954; $3,877,269; $3,754,206; and $2,566,621)	3,729,665	3,779,272	3,657,796	2,512,024
Loans Held for Sale	14,223	10,655	18,957	13,157
Loans and Leases	5,671,483	5,598,932	5,538,304	5,351,473
Allowance for Loan and Lease Losses	(132,443)	(135,606)	(138,606)	(144,976)
Net Loans and Leases	5,539,040	5,463,326	5,399,698	5,206,497
Total Earning Assets	13,124,795	12,939,304	13,043,756	12,298,117
Cash and Noninterest-Bearing Deposits	131,845	154,100	154,489	203,326
Premises and Equipment	107,421	106,543	103,550	105,785
Customers’ Acceptances	176	117	476	882
Accrued Interest Receivable	45,044	48,032	43,510	40,957
Foreclosed Real Estate	2,569	3,530	3,042	2,590
Mortgage Servicing Rights	23,254	23,915	24,279	25,072
Goodwill	31,517	31,517	31,517	31,517
Other Assets	449,005	452,351	441,772	452,958
Total Assets	$13,915,626	$13,759,409	$13,846,391	$13,161,204

Liabilities
Deposits
Noninterest-Bearing Demand	$3,105,798	$2,964,372	$2,850,923	$2,507,358
Interest-Bearing Demand	2,063,070	1,964,487	2,005,983	2,023,937
Savings	4,435,894	4,440,674	4,398,638	4,413,390
Time	1,943,231	1,251,637	1,337,079	1,034,349
Total Deposits	11,547,993	10,621,170	10,592,623	9,979,034
Funds Purchased	13,756	11,024	10,791	9,882
Short-Term Borrowings	—	—	—	6,800
Securities Sold Under Agreements to Repurchase	1,065,653	1,825,646	1,925,998	1,873,286
Long-Term Debt	28,075	30,687	30,696	30,714
Banker’s Acceptances	176	117	476	882
Retirement Benefits Payable	41,812	41,862	46,949	30,588
Accrued Interest Payable	5,114	6,318	5,330	5,457
Taxes Payable and Deferred Taxes	86,095	104,259	95,840	106,244
Other Liabilities	123,127	122,429	135,021	114,867
Total Liabilities	12,911,801	12,763,512	12,843,724	12,157,754
Shareholders’ Equity
Common Stock ($.01 par value; authorized 500,000,000 shares; issued / outstanding: June 30, 2012 - 57,301,892 / 45,248,277; March 31, 2012 - 57,290,145 / 45,605,881; December 31, 2011 - 57,134,470 / 45,947,116; and June 30, 2011 - 57,132,830 / 47,225,303)	571	571	571	571
Capital Surplus	511,729	509,860	507,558	502,777
Accumulated Other Comprehensive Income	32,502	28,962	35,263	27,778
Retained Earnings	1,044,588	1,024,736	1,003,938	964,420
Treasury Stock, at Cost (Shares: June 30, 2012 - 12,053,615; March 31, 2012 - 11,684,264; December 31, 2011 - 11,187,354; and June 30, 2011 - 9,907,527)	(585,565)	(568,232)	(544,663)	(492,096)
Total Shareholders’ Equity	1,003,825	995,897	1,002,667	1,003,450
Total Liabilities and Shareholders’ Equity	$13,915,626	$13,759,409	$13,846,391	$13,161,204

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity	Table 6

				Accum.
				Other
	Common Shares	Common	Capital	Comprehensive	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	Income	Earnings	Stock	Total
Balance as of December 31, 2011	45,947,116	$571	$507,558	$35,263	$1,003,938	$(544,663)	$1,002,667
Net Income	—	—	—	—	84,557	—	84,557
Other Comprehensive Loss	—	—	—	(2,761)	—	—	(2,761)
Share-Based Compensation	—	—	3,723	—	—	—	3,723
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	400,094	—	448	—	(2,758)	10,684	8,374
Common Stock Repurchased	(1,098,933)	—	—	—	—	(51,586)	(51,586)
Cash Dividends Paid ($0.90 per share)	—	—	—	—	(41,149)	—	(41,149)
Balance as of June 30, 2012	45,248,277	$571	$511,729	$32,502	$1,044,588	$(585,565)	$1,003,825

Balance as of December 31, 2010	48,097,672	$570	$500,888	$26,965	$932,629	$(449,919)	$1,011,133
Net Income	—	—	—	—	77,508	—	77,508
Other Comprehensive Income	—	—	—	813	—	—	813
Share-Based Compensation	—	—	1,360	—	—	—	1,360
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	237,619	1	529	—	(2,752)	10,051	7,829
Common Stock Repurchased	(1,109,988)	—	—	—	—	(52,228)	(52,228)
Cash Dividends Paid ($0.90 per share)	—	—	—	—	(42,965)	—	(42,965)
Balance as of June 30, 2011	47,225,303	$571	$502,777	$27,778	$964,420	$(492,096)	$1,003,450

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable Equivalent Basis	Table 7a

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2012			March 31, 2012			June 30, 2011
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$3.0	$—	0.12%	$3.2	$—	0.25%	$5.3	$—	0.15%
Funds Sold	237.8	0.1	0.20	262.4	0.1	0.19	518.4	0.3	0.23
Investment Securities
Available-for-Sale	3,410.4	19.4	2.27	3,451.6	19.7	2.28	4,061.4	23.9	2.35
Held-to-Maturity	3,788.9	25.1	2.65	3,737.3	26.4	2.83	2,418.0	20.6	3.40
Loans Held for Sale	12.1	0.1	4.22	12.0	0.1	4.22	11.5	0.1	3.25
Loans and Leases (1)
Commercial and Industrial	786.3	7.7	3.93	805.9	8.1	4.03	772.4	7.8	4.02
Commercial Mortgage	953.5	10.4	4.40	941.6	10.5	4.50	890.9	10.8	4.87
Construction	99.7	1.3	5.07	103.5	1.4	5.34	79.3	1.0	5.24
Commercial Lease Financing	284.5	1.7	2.36	294.3	1.7	2.33	329.5	2.3	2.79
Residential Mortgage	2,371.7	27.9	4.71	2,264.4	27.7	4.90	2,113.3	27.7	5.25
Home Equity	772.3	8.4	4.36	778.9	8.6	4.43	785.3	9.5	4.83
Automobile	193.7	2.9	6.03	193.1	3.0	6.20	192.8	3.3	6.92
Other (2)	179.9	3.6	8.12	181.6	3.7	8.08	162.6	3.0	7.50
Total Loans and Leases	5,641.6	63.9	4.54	5,563.3	64.7	4.66	5,326.1	65.4	4.92
Other	80.0	0.3	1.41	79.9	0.3	1.40	79.9	0.3	1.40
Total Earning Assets (3)	13,173.8	108.9	3.31	13,109.7	111.3	3.40	12,420.6	110.6	3.56
Cash and Noninterest-Bearing Deposits	131.7			137.2			129.3
Other Assets	445.0			434.3			417.3
Total Assets	$13,750.5			$13,681.2			$12,967.2

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	1,906.1	0.1	0.03	1,867.1	0.1	0.02	1,769.6	0.2	0.04
Savings	4,444.5	1.1	0.10	4,439.0	1.3	0.12	4,523.0	1.9	0.17
Time	1,253.9	2.0	0.63	1,260.2	2.1	0.66	1,009.5	2.7	1.07
Total Interest-Bearing Deposits	7,604.5	3.2	0.17	7,566.3	3.5	0.18	7,302.1	4.8	0.26
Short-Term Borrowings	15.0	—	0.14	15.7	—	0.12	16.2	—	0.13
Securities Sold Under Agreements to Repurchase	1,808.5	7.3	1.59	1,916.0	7.3	1.51	1,862.4	7.4	1.56
Long-Term Debt	30.6	0.5	6.51	30.7	0.5	6.49	32.6	0.5	6.49
Total Interest-Bearing Liabilities	9,458.6	11.0	0.46	9,528.7	11.3	0.47	9,213.3	12.7	0.55
Net Interest Income		$97.9			$100.0			$97.9
Interest Rate Spread			2.85%			2.93%			3.01%
Net Interest Margin			2.98%			3.06%			3.16%
Noninterest-Bearing Demand Deposits	3,017.9			2,864.0			2,488.2
Other Liabilities	261.8			267.8			248.9
Shareholders’ Equity	1,012.2			1,020.7			1,016.8
Total Liabilities and Shareholders’ Equity	$13,750.5			$13,681.2			$12,967.2

(1)         Non-performing loans and leases are included in the respective average loan and lease balances.  Income, if any, on such loans and leases is recognized on a cash basis.

(2)         Comprised of other consumer revolving credit, installment, and consumer lease financing.

(3)         Interest income includes taxable equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $2,481,000, $2,070,000 and $395,000 for the three months ended June 30, 2012, March 31, 2012, and June 30, 2011, respectively.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable Equivalent Basis	Table 7b

	Six Months Ended			Six Months Ended
	June 30, 2012			June 30, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$3.1	$—	0.19%	$4.7	$—	0.02%
Funds Sold	250.1	0.2	0.20	488.0	0.6	0.22
Investment Securities
Available-for-Sale	3,431.0	39.0	2.28	4,849.8	61.9	2.56
Held-to-Maturity	3,763.1	51.5	2.74	1,663.6	28.2	3.39
Loans Held for Sale	12.0	0.3	4.22	10.0	0.2	4.26
Loans and Leases (1)
Commercial and Industrial	796.1	15.8	3.98	774.1	15.6	4.07
Commercial Mortgage	947.6	21.0	4.45	871.2	21.2	4.90
Construction	101.6	2.6	5.21	80.0	2.0	5.14
Commercial Lease Financing	289.4	3.4	2.35	331.5	4.6	2.77
Residential Mortgage	2,318.0	55.7	4.80	2,107.0	56.3	5.34
Home Equity	775.6	16.9	4.39	790.6	19.1	4.87
Automobile	193.4	5.9	6.12	197.9	6.9	7.03
Other (2)	180.8	7.3	8.10	166.7	6.2	7.52
Total Loans and Leases	5,602.5	128.6	4.60	5,319.0	131.9	4.98
Other	80.0	0.6	1.40	79.9	0.6	1.40
Total Earning Assets (3)	13,141.8	220.2	3.36	12,415.0	223.4	3.61
Cash and Noninterest-Bearing Deposits	134.5			131.9
Other Assets	439.6			419.5
Total Assets	$13,715.9			$12,966.4

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	1,886.6	0.2	0.03	1,787.2	0.4	0.04
Savings	4,441.8	2.4	0.11	4,529.9	4.1	0.18
Time	1,257.0	4.1	0.64	1,027.6	5.5	1.08
Total Interest-Bearing Deposits	7,585.4	6.7	0.18	7,344.7	10.0	0.28
Short-Term Borrowings	15.3	—	0.13	16.6	—	0.13
Securities Sold Under Agreements to Repurchase	1,862.3	14.6	1.55	1,812.2	14.4	1.58
Long-Term Debt	30.7	1.0	6.50	32.6	1.0	5.99
Total Interest-Bearing Liabilities	9,493.7	22.3	0.47	9,206.1	25.4	0.55
Net Interest Income		$197.9			$198.0
Interest Rate Spread			2.89%			3.06%
Net Interest Margin			3.02%			3.20%
Noninterest-Bearing Demand Deposits	2,940.9			2,487.0
Other Liabilities	264.9			255.5
Shareholders’ Equity	1,016.4			1,017.8
Total Liabilities and Shareholders’ Equity	$13,715.9			$12,966.4

(1)         Non-performing loans and leases are included in the respective average loan and lease balances.  Income, if any, on such loans and leases is recognized on a cash basis.

(2)         Comprised of other consumer revolving credit, installment, and consumer lease financing.

(3)         Interest income includes taxable equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $4,551,000 and $778,000 for the six months ended June 30, 2012 and 2011, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis	Table 8a

	Three Months Ended June 30, 2012
	Compared to March 31, 2012
(dollars in millions)	Volume (1)	Rate (1)	Total
Change in Interest Income:
Investment Securities
Available-for-Sale	$(0.2)	$(0.1)	$(0.3)
Held-to-Maturity	0.4	(1.7)	(1.3)
Loans and Leases
Commercial and Industrial	(0.2)	(0.2)	(0.4)
Commercial Mortgage	0.1	(0.2)	(0.1)
Construction	—	(0.1)	(0.1)
Residential Mortgage	1.3	(1.1)	0.2
Home Equity	(0.1)	(0.1)	(0.2)
Automobile	—	(0.1)	(0.1)
Other (2)	(0.1)	—	(0.1)
Total Loans and Leases	1.0	(1.8)	(0.8)
Total Change in Interest Income	1.2	(3.6)	(2.4)

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	(0.2)	(0.2)
Time	—	(0.1)	(0.1)
Total Interest-Bearing Deposits	—	(0.3)	(0.3)
Securities Sold Under Agreements to Repurchase	(0.4)	0.4	—
Total Change in Interest Expense	(0.4)	0.1	(0.3)

Change in Net Interest Income	$1.6	$(3.7)	$(2.1)

(1)         The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.

(2)         Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis	Table 8b

	Three Months Ended June 30, 2012
	Compared to June 30, 2011
(dollars in millions)	Volume (1)	Rate (1)	Total
Change in Interest Income:
Funds Sold	$(0.2)	$—	$(0.2)
Investment Securities
Available-for-Sale	(3.7)	(0.8)	(4.5)
Held-to-Maturity	9.8	(5.3)	4.5
Loans and Leases
Commercial and Industrial	0.1	(0.2)	(0.1)
Commercial Mortgage	0.7	(1.1)	(0.4)
Construction	0.3	—	0.3
Commercial Lease Financing	(0.3)	(0.3)	(0.6)
Residential Mortgage	3.2	(3.0)	0.2
Home Equity	(0.2)	(0.9)	(1.1)
Automobile	—	(0.4)	(0.4)
Other (2)	0.4	0.2	0.6
Total Loans and Leases	4.2	(5.7)	(1.5)
Total Change in Interest Income	10.1	(11.8)	(1.7)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	(0.1)	(0.1)
Savings	(0.1)	(0.7)	(0.8)
Time	0.6	(1.3)	(0.7)
Total Interest-Bearing Deposits	0.5	(2.1)	(1.6)
Securities Sold Under Agreements to Repurchase	(0.2)	0.1	(0.1)
Total Change in Interest Expense	0.3	(2.0)	(1.7)

Change in Net Interest Income	$9.8	$(9.8)	$—

(1)         The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.

(2)         Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis	Table 8c

	Six Months Ended June 30, 2012
	Compared to June 30, 2011
(dollars in millions)	Volume (1)	Rate (1)	Total
Change in Interest Income:
Funds Sold	(0.3)	(0.1)	(0.4)
Investment Securities
Available-for-Sale	(16.7)	(6.2)	(22.9)
Held-to-Maturity	29.6	(6.3)	23.3
Loans Held for Sale	0.1	—	0.1
Loans and Leases
Commercial and Industrial	0.5	(0.3)	0.2
Commercial Mortgage	1.8	(2.0)	(0.2)
Construction	0.6	—	0.6
Commercial Lease Financing	(0.5)	(0.7)	(1.2)
Residential Mortgage	5.4	(6.0)	(0.6)
Home Equity	(0.4)	(1.8)	(2.2)
Automobile	(0.2)	(0.8)	(1.0)
Other (2)	0.6	0.5	1.1
Total Loans and Leases	7.8	(11.1)	(3.3)
Total Change in Interest Income	20.5	(23.7)	(3.2)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	(0.2)	(0.2)
Savings	(0.1)	(1.6)	(1.7)
Time	1.1	(2.5)	(1.4)
Total Interest-Bearing Deposits	1.0	(4.3)	(3.3)
Securities Sold Under Agreements to Repurchase	0.5	(0.3)	0.2
Long-Term Debt	(0.1)	0.1	—
Total Change in Interest Expense	1.4	(4.5)	(3.1)

Change in Net Interest Income	19.1	(19.2)	(0.1)

(1)         The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.

(2)         Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries

Salaries and Benefits	Table 9

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2012	2012	2011	2012	2011
Salaries	$27,831	$28,687	$29,142	$56,518	$58,217
Incentive Compensation	4,132	4,054	4,243	8,186	7,709
Share-Based Compensation and Cash Grants for the Purchase of Company Stock	1,758	1,685	2,483	3,443	3,158
Commission Expense	1,754	1,536	1,553	3,290	3,216
Retirement and Other Benefits	3,481	4,390	3,804	7,871	8,766
Payroll Taxes	2,437	3,818	2,335	6,255	6,374
Medical, Dental, and Life Insurance	2,239	2,437	2,438	4,676	4,661
Separation Expense	405	417	802	822	1,481
Total Salaries and Benefits	$44,037	$47,024	$46,800	$91,061	$93,582

Bank of Hawaii Corporation and Subsidiaries

Loan and Lease Portfolio Balances	Table 10

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2012	2012	2011	2011	2011
Commercial
Commercial and Industrial	$781,688	$788,718	$817,170	$790,294	$815,912
Commercial Mortgage	961,984	948,196	938,250	922,075	872,283
Construction	97,668	110,184	98,669	69,635	81,432
Lease Financing	281,020	285,860	311,928	312,159	316,776
Total Commercial	2,122,360	2,132,958	2,166,017	2,094,163	2,086,403
Consumer
Residential Mortgage	2,401,331	2,319,485	2,215,892	2,130,589	2,130,335
Home Equity	766,839	773,643	780,691	775,105	783,582
Automobile	194,339	193,851	192,506	191,497	191,739
Other (1)	186,614	178,995	183,198	157,118	159,414
Total Consumer	3,549,123	3,465,974	3,372,287	3,254,309	3,265,070
Total Loans and Leases	$5,671,483	$5,598,932	$5,538,304	$5,348,472	$5,351,473

Higher Risk Loans Outstanding

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2012	2012	2011	2011	2011
Residential Home Building (2)	$8,777	$13,148	$13,475	$15,379	$16,186
Residential Land Loans (3)	16,703	17,602	18,163	18,305	19,960
Home Equity Loans (4)	22,029	21,359	21,413	22,321	21,778
Air Transportation (5)	27,633	27,548	36,144	36,511	36,961
Total Higher Risk Loans	$75,142	$79,657	$89,195	$92,516	$94,885

(1)	Comprised of other revolving credit, installment, and lease financing.

(2)

Residential home building loans were $48.6 million as of June 30, 2012. Higher risk loans within this segment are defined as those loans with a well-defined weakness or weaknesses that jeopardizes the orderly repayment of the loan.

(3)	We consider all of our residential land loans, which are consumer loans secured by unimproved lots, to be of higher risk due to the volatility in the value of the underlying collateral.

(4)	Higher risk home equity loans are defined as those loans originated in 2005 or later, with current monitoring credit scores below 600, and with original loan-to-value ratios greater than 70%.

(5)	We consider all of our air transportation leases to be of higher risk due to the weak financial profile of the industry.

Deposits

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2012	2012	2011	2011	2011
Consumer	$5,360,325	$5,377,804	$5,241,827	$5,137,548	$5,073,101
Commercial	4,403,095	4,307,931	4,320,712	4,275,915	4,165,435
Public and Other	1,784,573	935,435	1,030,084	595,550	740,498
Total Deposits	$11,547,993	$10,621,170	$10,592,623	$10,009,013	$9,979,034

Bank of Hawaii Corporation and Subsidiaries

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More	Table 11

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2012	2012	2011	2011	2011
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$5,778	$5,852	$6,243	$6,593	$1,839
Commercial Mortgage	2,737	2,113	2,140	2,188	3,290
Construction	1,182	1,482	2,080	—	288
Lease Financing	—	4	5	6	8
Total Commercial	9,697	9,451	10,468	8,787	5,425
Consumer
Residential Mortgage	26,803	26,356	25,256	23,779	23,970
Home Equity	2,425	2,069	2,024	1,863	2,155
Other (1)	—	—	—	—	16
Total Consumer	29,228	28,425	27,280	25,642	26,141
Total Non-Accrual Loans and Leases	38,925	37,876	37,748	34,429	31,566
Foreclosed Real Estate	2,569	3,530	3,042	3,341	2,590
Total Non-Performing Assets	$41,494	$41,406	$40,790	$37,770	$34,156

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$1	$2	$1	$—	$—
Total Commercial	1	2	1	—	—
Consumer
Residential Mortgage	4,229	6,590	6,422	7,664	5,854
Home Equity	2,445	2,829	2,194	2,639	1,147
Automobile	98	124	170	138	167
Other (1)	395	543	435	414	604
Total Consumer	7,167	10,086	9,221	10,855	7,772
Total Accruing Loans and Leases Past Due 90 Days or More	$7,168	$10,088	$9,222	$10,855	$7,772
Restructured Loans on Accrual Status and Not Past Due 90 Days or More	$31,124	$29,539	$33,703	$33,140	$28,193
Total Loans and Leases	$5,671,483	$5,598,932	$5,538,304	$5,348,472	$5,351,473

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.69%	0.68%	0.68%	0.64%	0.59%

Ratio of Non-Performing Assets to Total Loans and Leases and Foreclosed Real Estate	0.73%	0.74%	0.74%	0.71%	0.64%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans and Leases and Commercial Foreclosed Real Estate	0.51%	0.53%	0.56%	0.52%	0.34%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans and Leases and Consumer Foreclosed Real Estate	0.87%	0.87%	0.85%	0.82%	0.83%

Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases and Foreclosed Real Estate	0.86%	0.92%	0.90%	0.91%	0.78%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$41,406	$40,790	$37,770	$34,156	$34,592
Additions	7,574	5,334	8,653	8,552	6,079
Reductions
Payments	(2,942)	(2,524)	(1,173)	(3,237)	(2,363)
Return to Accrual Status	(2,085)	(535)	(2,421)	(401)	(3,226)
Sales of Foreclosed Real Estate	(2,247)	(1,049)	(1,320)	(157)	(497)
Charge-offs/Write-downs	(212)	(610)	(719)	(1,143)	(429)
Total Reductions	(7,486)	(4,718)	(5,633)	(4,938)	(6,515)
Balance at End of Quarter	$41,494	$41,406	$40,790	$37,770	$34,156

(1) Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries

Reserve for Credit Losses	Table 12

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2012	2012	2011	2012	2011
Balance at Beginning of Period	$141,025	$144,025	$152,777	$144,025	$152,777
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(1,078)	(1,431)	(1,507)	(2,509)	(3,164)
Construction	—	(330)	—	(330)	—
Consumer
Residential Mortgage	(1,369)	(1,580)	(1,977)	(2,949)	(3,728)
Home Equity	(1,657)	(2,441)	(3,252)	(4,098)	(4,611)
Automobile	(438)	(526)	(797)	(964)	(1,826)
Other (1)	(1,394)	(1,451)	(1,488)	(2,845)	(3,052)
Total Loans and Leases Charged-Off	(5,936)	(7,759)	(9,021)	(13,695)	(16,381)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	524	1,933	399	2,457	971
Commercial Mortgage	10	24	—	34	—
Lease Financing	11	72	44	83	94
Consumer
Residential Mortgage	376	666	622	1,042	881
Home Equity	165	570	750	735	1,089
Automobile	482	538	652	1,020	1,301
Other (1)	577	605	572	1,182	1,372
Total Recoveries on Loans and Leases Previously Charged-Off	2,145	4,408	3,039	6,553	5,708
Net Loans and Leases Charged-Off	(3,791)	(3,351)	(5,982)	(7,142)	(10,673)
Provision for Credit Losses	628	351	3,600	979	8,291
Balance at End of Period (2)	$137,862	$141,025	$150,395	$137,862	$150,395

Components
Allowance for Loan and Lease Losses	$132,443	$135,606	$144,976	$132,443	$144,976
Reserve for Unfunded Commitments	5,419	5,419	5,419	5,419	5,419
Total Reserve for Credit Losses	$137,862	$141,025	$150,395	$137,862	$150,395

Average Loans and Leases Outstanding	$5,641,588	$5,563,358	$5,326,123	$5,602,473	$5,318,993

Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding (annualized)	0.27%	0.24%	0.45%	0.26%	0.40%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	2.34%	2.42%	2.71%	2.34%	2.71%

(1)	Comprised of other revolving credit, installment, and lease financing.

(2)	Included in this analysis is activity related to the Company’s reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information	Table 13a

	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended June 30, 2012
Net Interest Income	$38,680	$30,817	$3,585	$22,299	$95,381
Provision for Credit Losses	3,334	157	301	(3,164)	628
Net Interest Income After Provision for Credit Losses	35,346	30,660	3,284	25,463	94,753
Noninterest Income	21,389	8,552	15,058	1,849	46,848
Noninterest Expense	(43,797)	(21,597)	(13,875)	(1,478)	(80,747)
Income Before Provision for Income Taxes	12,938	17,615	4,467	25,834	60,854
Provision for Income Taxes	(4,787)	(6,035)	(1,653)	(7,632)	(20,107)
Net Income	8,151	11,580	2,814	18,202	40,747
Total Assets as of June 30, 2012	$3,246,917	$2,289,516	$287,669	$8,091,524	$13,915,626

Three Months Ended June 30, 2011 (1)
Net Interest Income	$43,890	$34,686	$3,792	$15,131	$97,499
Provision for Credit Losses	5,585	397	—	(2,382)	3,600
Net Interest Income After Provision for Credit Losses	38,305	34,289	3,792	17,513	93,899
Noninterest Income	21,697	9,741	15,234	2,791	49,463
Noninterest Expense	(52,268)	(24,236)	(15,043)	(2,227)	(93,774)
Income Before Provision for Income Taxes	7,734	19,794	3,983	18,077	49,588
Provision for Income Taxes	(2,861)	(6,946)	(1,474)	(3,159)	(14,440)
Net Income	4,873	12,848	2,509	14,918	35,148
Total Assets as of June 30, 2011	$3,058,041	$2,266,089	$221,347	$7,615,727	$13,161,204

(1)  Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information	Table 13b

	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Six Months Ended June 30, 2012
Net Interest Income	$78,649	$62,259	$7,131	$45,290	$193,329
Provision for Credit Losses	7,364	(511)	290	(6,164)	979
Net Interest Income After Provision for Credit Losses	71,285	62,770	6,841	51,454	192,350
Noninterest Income	40,525	20,129	29,132	5,144	94,930
Noninterest Expense	(88,304)	(45,127)	(29,006)	(3,517)	(165,954)
Income Before Provision for Income Taxes	23,506	37,772	6,967	53,081	121,326
Provision for Income Taxes	(8,697)	(9,052)	(2,578)	(16,442)	(36,769)
Net Income	14,809	28,720	4,389	36,639	84,557
Total Assets as of June 30, 2012	$3,246,917	$2,289,516	$287,669	$8,091,524	$13,915,626

Six Months Ended June 30, 2011 (1)
Net Interest Income	$88,314	$69,689	$7,655	$31,538	$197,196
Provision for Credit Losses	10,628	209	(140)	(2,406)	8,291
Net Interest Income After Provision for Credit Losses	77,686	69,480	7,795	33,944	188,905
Noninterest Income	41,817	18,797	30,283	12,488	103,385
Noninterest Expense	(96,087)	(48,738)	(30,447)	(4,584)	(179,856)
Income Before Provision for Income Taxes	23,416	39,539	7,631	41,848	112,434
Provision for Income Taxes	(8,664)	(13,748)	(2,824)	(9,690)	(34,926)
Net Income	14,752	25,791	4,807	32,158	77,508
Total Assets as of June 30, 2011	$3,058,041	$2,266,089	$221,347	$7,615,727	$13,161,204

(1)  Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data	Table 14

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts)	2012	2012	2011	2011	2011
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$63,910	$64,691	$64,760	$65,344	$65,542
Income on Investment Securities
Available-for-Sale	16,988	17,713	19,107	23,097	23,490
Held-to-Maturity	25,054	26,413	23,608	20,344	20,553
Deposits	1	2	2	6	2
Funds Sold	119	129	120	160	297
Other	281	280	280	279	279
Total Interest Income	106,353	109,228	107,877	109,230	110,163
Interest Expense
Deposits	3,219	3,473	3,736	4,561	4,792
Securities Sold Under Agreements to Repurchase	7,250	7,304	7,392	7,400	7,338
Funds Purchased	5	5	5	4	5
Long-Term Debt	498	498	498	499	529
Total Interest Expense	10,972	11,280	11,631	12,464	12,664
Net Interest Income	95,381	97,948	96,246	96,766	97,499
Provision for Credit Losses	628	351	2,219	2,180	3,600
Net Interest Income After Provision for Credit Losses	94,753	97,597	94,027	94,586	93,899
Noninterest Income
Trust and Asset Management	11,195	10,918	11,025	10,788	11,427
Mortgage Banking	7,581	5,050	3,401	5,480	2,661
Service Charges on Deposit Accounts	9,225	9,591	9,606	9,820	9,375
Fees, Exchange, and Other Service Charges	12,326	12,399	12,401	16,219	16,662
Investment Securities Gains (Losses), Net	—	(90)	282	—	—
Insurance	2,399	2,278	2,312	2,664	3,210
Other	4,122	7,936	4,380	5,892	6,128
Total Noninterest Income	46,848	48,082	43,407	50,863	49,463
Noninterest Expense
Salaries and Benefits	44,037	47,024	44,927	44,307	46,800
Net Occupancy	10,058	10,516	11,253	11,113	10,476
Net Equipment	4,669	5,826	4,748	4,662	4,741
Professional Fees	2,386	2,132	1,926	2,245	2,294
FDIC Insurance	2,088	2,071	2,027	2,065	2,010
Other	17,509	17,638	19,501	19,563	27,453
Total Noninterest Expense	80,747	85,207	84,382	83,955	93,774
Income Before Provision for Income Taxes	60,854	60,472	53,052	61,494	49,588
Provision for Income Taxes	20,107	16,662	13,823	18,188	14,440
Net Income	$40,747	$43,810	$39,229	$43,306	$35,148

Basic Earnings Per Share	$0.90	$0.96	$0.85	$0.93	$0.74
Diluted Earnings Per Share	$0.90	$0.95	$0.85	$0.92	$0.74

Balance Sheet Totals
Loans and Leases	$5,671,483	$5,598,932	$5,538,304	$5,348,472	$5,351,473
Total Assets	13,915,626	13,759,409	13,846,391	13,304,758	13,161,204
Total Deposits	11,547,993	10,621,170	10,592,623	10,009,013	9,979,034
Total Shareholders’ Equity	1,003,825	995,897	1,002,667	1,017,775	1,003,450

Performance Ratios
Return on Average Assets	1.19%	1.29%	1.17%	1.31%	1.09%
Return on Average Shareholders’ Equity	16.19	17.26	15.23	16.80	13.86
Efficiency Ratio (1)	56.77	58.35	60.42	56.87	63.81
Net Interest Margin (2)	2.98	3.06	3.04	3.09	3.16

(1)   The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).

(2)        The net interest margin is defined as net interest income, on a fully-taxable equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends	Table 15

	Five Months Ended		Year Ended
($ in millions; jobs in thousands)	May 31, 2012		December 31, 2011		December 31, 2010
Hawaii Economic Trends
State General Fund Revenues (1)	$2,188.6	10.6%	$4,662.5	8.1%	$4,314.1	7.4%
General Excise and Use Tax Revenue (1)	$1,190.7	7.3	$2,588.5	8.8	$2,379.9	3.6
Jobs (2)	597.1	1.0	592.1	0.9	586.8	(0.8)

	June 30,	March 31,	December 31,
(spot rates)	2012	2012	2011	2010	2009
Unemployment (3)
Statewide, seasonally adjusted	6.4%	6.4%	6.2%	6.3%	6.9%

Oahu	6.4	5.7	5.4	4.8	5.4
Island of Hawaii	10.1	9.2	8.9	8.6	9.5
Maui	7.5	7.1	7.1	7.4	8.8
Kauai	8.7	8.1	7.8	7.8	8.7

	June 30,	March 31,	December 31,
(percentage change, except months of inventory)	2012	2012	2011	2010	2009
Housing Trends (Single Family Oahu) (4)
Median Home Price	8.7%	10.4%	(3.0)%	3.1%	(7.3)%
Home Sales Volume (units)	0.4%	(1.3)%	(2.7)%	13.4%	(1.8)%
Months of Inventory	3.9	4.0	4.8	6.0	6.8

	Monthly Visitor Arrivals,	Percentage Change
(in thousands)	Seasonally Adjusted	from Previous Month
Tourism (2)

April 30, 2012	637.2	(4.4)%
March 31, 2012	666.2	5.1
February 29, 2012	634.1	(2.3)
January 31, 2012	649.2	3.0
December 31, 2011	630.4	2.7
November 30, 2011	613.8	1.7
October 31, 2011	603.4	(1.2)
September 30, 2011	610.6	3.8
August 31, 2011	588.4	0.9
July 31, 2011	582.9	1.2
June 30, 2011	575.9	(0.1)
May 31, 2011	576.6	(0.8)
April 30, 2011	581.5	(0.9)
March 31, 2011	586.9	(2.8)
February 28, 2011	603.8	(0.3)
January 31, 2011	605.4	2.2
December 31, 2010	592.6	—
November 30, 2010	592.9	(1.5)
October 31, 2010	601.7	2.5
September 30, 2010	587.3	1.0
August 31, 2010	581.7	(2.5)
July 31, 2010	596.6	3.7
June 30, 2010	575.0	0.2
May 31, 2010	573.9	0.9
April 30, 2010	568.9	1.9
March 31, 2010	558.1	2.7

(1) Source:  Hawaii Department of Business, Economic Development & Tourism.

(2) Source:  University of Hawaii Economic Research Organization.  Year-to-date figures.

(3) Source:  University of Hawaii Economic Research Organization, State of Hawaii Department of Labor and Industrial Relations.

(4) Source:  Honolulu Board of REALTORS.

      Note:  Certain prior period seasonally adjusted information has been revised.